Exhibit 99.1
Lennox International Reports Third Quarter Results
•	Adjusted EPS from continuing operations $0.72, and GAAP EPS from continuing operations $0.59
•	Generated record $118 million in free cash flow, up 18%
•	Narrowing 2009 revenue guidance from down 17-19% to down approximately 19%
•	Narrowing 2009 adjusted EPS from continuing operations guidance from $1.65-$1.80 to a range of $1.65-$1.70; GAAP guidance from continuing operations now $1.31-$1.36
DALLAS, October 21 — Lennox International Inc. (NYSE: LII) today reported financial results for the third quarter of 2009.
Revenue for the third quarter was $750 million, 22% below the prior-year quarter. Excluding the negative impact of foreign exchange, revenue would have been down 20%. Diluted earnings per share from continuing operations on an adjusted basis, a non-GAAP measure, was $0.72, compared to $1.10 in the record third quarter a year ago. Diluted earnings per share from continuing operations on a GAAP basis was $0.59, compared to $0.96 in the year-ago quarter.
“The company’s strong operational execution led to record free cash flow generation of $118 million in the third quarter, up 18% from a year ago, and gross margin improved 170 basis points,” said Todd Bluedorn, Chief Executive Officer. “The cost reduction actions we have taken over the last year are providing significant benefit, and additional restructuring activities are underway. As expected, end market conditions continued to be difficult in the third quarter, and commercial markets were down significantly. While residential and refrigeration markets were also down from a year ago, we saw the rate of decline slow in the third quarter. Looking ahead, we remain focused on further lowering our cost structure and executing on our strategic initiatives to drive increased earnings leverage as markets recover.”
(Note: See attached schedules for financial details, reconciliations of non-GAAP financial measures, and a description of adjusting items.)

FINANCIAL HIGHLIGHTS
Revenue: Revenue for the third quarter was $750 million, 22% below the prior-year quarter. Excluding the negative impact of foreign exchange, revenue would have been down 20%. Lower volume across all business segments impacted revenue. Price and mix were flat with the year-ago quarter.
Gross Profit: Gross profit for the third quarter was $223 million, down 17% from $269 million in the year-ago quarter. Gross margin was 29.8% compared to 28.1% in the year-ago quarter, up 170 basis points. Gross margin benefited primarily from lower component and commodity costs, as well as savings from manufacturing rationalization.
Income from Continuing Operations: Adjusted income from continuing operations in the third quarter was $41.1 million, or $0.72 diluted earnings per share, compared to $62.7 million, or $1.10 diluted earnings per share in the third quarter of 2008. Adjusted income from continuing operations for the third quarter of 2009 excludes an $8.2 million after-tax charge from restructuring activities and a $0.8 million after-tax gain from the net change in unrealized gains on open futures contracts and other items, net.
On a GAAP basis, income from continuing operations for the third quarter of 2009 was $33.7 million, or $0.59 diluted earnings per share, compared to $54.8 million, or $0.96 diluted earnings per share in the prior-year quarter.
New restructuring activity in the third quarter of 2009 includes a significant headcount reduction at the Europe HVAC manufacturing facility in Mions, France, and the transfer of Commercial rooftop production to the Longvic, France, facility. The company expects total charges of approximately $9.7 million, including $7.5 million taken in the third quarter. In addition, in Residential, the company is relocating the headquarters and other operations of its Hearth business in California to Tennessee. The company expects total restructuring charges of approximately $4.3 million, including $1.2 million taken in the third quarter. Annualized savings of approximately $6 million are expected upon completion of both projects in the first half of 2010.
In the third quarter, the company had a loss from discontinued operations of $2.7 million after-tax ($2.1 million impairment), or $0.05 diluted earnings per share, as a result of plans to exit the business of five unprofitable Service Experts centers.
Free Cash Flow and Total Debt: Net cash provided by operations in the third quarter was $131 million compared to $116 million in the prior-year quarter. The company invested approximately $13 million in capital assets resulting in free cash flow of $118 million for the quarter, compared to $100 million in the year-ago quarter. Total debt at the end of September 2009 was $201 million after the company paid down $119 million in the quarter. Total cash, cash equivalents and short-term investments were $102 million.

BUSINESS SEGMENT HIGHLIGHTS
Residential Heating & Cooling
Third quarter 2009 revenue from the Residential Heating & Cooling business segment was $347 million, a decrease of 16% from $414 million in the year-ago quarter. Excluding the negative effect of foreign exchange, revenue would have been down 15%. Segment profit was $39 million and segment profit margin was 11.2%, compared to segment profit of $55 million and segment profit margin of 13.4% a year ago. Results were impacted by lower volume and mix, with offsets from lower component and commodity costs, and SG&A salaried headcount savings. Product pricing was flat.
Commercial Heating & Cooling
Revenue in the Commercial Heating & Cooling business segment was $154 million, down 39% from $251 million in the year-ago quarter. Excluding the negative effect of foreign exchange, revenue would have been down 36%. Total segment profit was $17 million and segment profit margin was 11.1%, compared to segment profit of $40 million and segment profit margin of 16.0% in the year-ago quarter. Results were impacted by lower volume, with offsets from favorable product mix, lower component and commodity costs, and SG&A reductions. Product pricing was flat.
Service Experts
Revenue in the Service Experts business segment was $137 million in the third quarter, down 11% from $154 million in the year-ago quarter. Excluding the negative impact of foreign exchange, revenue would have been down 9%. Segment profit was $8 million and segment profit margin was 5.7%, compared to segment profit of $5 million and segment profit margin of 2.9% in the year-ago quarter. Results were impacted by lower volume, with offsets from SG&A savings, higher technician productivity, and lower fuel costs.
Refrigeration
Revenue in the Refrigeration business segment was $134 million in the third quarter, down 18% from $163 million in the prior-year quarter. Excluding the negative impact of foreign exchange, revenue would have been down 15%. Segment profit was $17 million and segment profit margin was 12.6%, compared to segment profit of $17 million and segment profit margin of 10.3% in the third quarter a year ago. Results were impacted by lower volume, with offsets from lower component and commodity costs, lower SG&A expenses, and savings from manufacturing rationalization. Pricing was favorable compared to the third quarter a year ago.

FULL-YEAR OUTLOOK
The company is narrowing its 2009 guidance for revenue and adjusted EPS from continuing operations.
•	Narrowing 2009 revenue guidance from down 17-19% to down approximately 19%, including a negative 2 point impact from foreign exchange.
•	Narrowing 2009 adjusted EPS from continuing operations guidance from $1.65-$1.80 to a range of $1.65-$1.70.
•	Updating 2009 GAAP EPS from continuing operations guidance from $1.38-$1.53 to a range of $1.31-$1.36, reflecting the narrower adjusted EPS guidance range and additional restructuring charges.
•	Reiterating corporate expense guidance of approximately $60 million for 2009.
•	Lowering 2009 capital spending guidance from approximately $75 million to $65 million.
CONFERENCE CALL INFORMATION
A conference call to discuss the company’s third quarter results will be held this morning at 9:30 a.m. Central time. To listen, please call the conference call line at 651-291-5254 at least 10 minutes prior to the scheduled start time and use reservation number 117174. This conference call will also be webcast on Lennox International’s web site at http://www.lennoxinternational.com.
A replay will be available from 12:00 p.m. Central time on October 21 through October 28, 2009, by dialing 800-475-6701 (U.S.) or 320-365-3844 (international) and using access code 117174. This call will also be archived on the company’s web site.
Through its subsidiaries, Lennox International Inc. is a global leader in the heating, air conditioning, and refrigeration markets. Lennox International stock is traded on the New York Stock Exchange under the symbol “LII.” Additional information is available at: http://www.lennoxinternational.com or by contacting Steve Harrison, Vice President, Investor Relations, at 972-497-6670.

The statements in this news release that are not historical statements, including statements regarding expected financial results for 2009, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties, many of which are beyond LII’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the impact of higher raw material prices, LII’s ability to implement price increases for its products and services, the impact of unfavorable weather, and a decline in new construction activity in the demand for products and services that could cause actual results to differ materially from such statements. For information concerning these and other risks and uncertainties, see LII’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share data)

	For the Quarters		For the Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008

NET SALES	$749.5	$959.9	$2,114.0	$2,702.8
COST OF GOODS SOLD	526.4	690.6	1,525.7	1,967.7

Gross profit	223.1	269.3	588.3	735.1
OPERATING EXPENSES:
Selling, general and administrative expenses	158.4	168.6	477.8	535.0
(Gains) losses and other expenses, net	(2.1)	3.2	(2.3)	(4.8)
Restructuring charges	11.5	8.4	27.4	18.9
Impairment of equity method investment	—	—	—	2.3
Income from equity method investments	(2.4)	(2.0)	(5.6)	(8.0)

Operational income from continuing operations	57.7	91.1	91.0	191.7
INTEREST EXPENSE, net	2.2	3.9	6.1	10.7
OTHER EXPENSE, net	0.1	0.1	0.2	0.2

Income from continuing operations before income taxes	55.4	87.1	84.7	180.8
PROVISION FOR INCOME TAXES	21.7	32.3	32.8	68.9

Income from continuing operations	$33.7	$54.8	$51.9	$111.9
DISCONTINUED OPERATIONS:
Loss (income) from discontinued operations	2.9	(0.1)	10.2	(0.5)
Income tax benefit	(0.2)	—	(3.0)	—

Loss (income) from discontinued operations	2.7	(0.1)	7.2	(0.5)

Net income	$31.0	$54.9	$44.7	$112.4

EARNINGS PER SHARE — BASIC:
Income from continuing operations	$0.60	$0.99	$0.94	$1.96
Loss from discontinued operations	(0.05)	—	(0.13)	—

Net income	$0.55	$0.99	$0.81	$1.96

EARNINGS PER SHARE — DILUTED:
Income from continuing operations	$0.59	$0.96	$0.92	$1.89
(Loss) income from discontinued operations	(0.05)	—	(0.13)	0.01

Net income	$0.54	$0.96	$0.79	$1.90

AVERAGE SHARES OUTSTANDING:
Basic	55.8	55.3	55.5	57.2
Diluted	57.1	57.0	56.3	59.1

CASH DIVIDENDS DECLARED PER SHARE	$0.14	$0.14	$0.42	$0.42

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
SEGMENT NET SALES AND PROFIT
(Unaudited, in millions)

	For the Quarters		For the Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008
Net Sales
Residential Heating & Cooling	$347.1	$414.0	$972.7	$1,193.9
Commercial Heating & Cooling	154.4	251.4	448.6	646.1
Service Experts	137.3	154.0	389.0	449.9
Refrigeration	133.6	162.9	369.4	486.8
Eliminations (A)	(22.9)	(22.4)	(65.7)	(73.9)

	$749.5	$959.9	$2,114.0	$2,702.8

Segment Profit (Loss) (B)
Residential Heating & Cooling	$39.0	$55.3	$73.5	$118.5
Commercial Heating & Cooling	17.1	40.3	38.4	73.2
Service Experts	7.9	4.5	9.6	10.6
Refrigeration	16.8	16.7	32.9	48.9
Corporate and other	(13.4)	(16.3)	(42.0)	(37.2)
Eliminations (A)	0.2	1.6	(0.2)	(0.4)

Subtotal that includes segment profit and eliminations	67.6	102.1	112.2	213.6
Reconciliation to income from continuing operations before income taxes:
(Gains) losses and other expenses, net of gain on sale of fixed assets	(1.6)	3.1	(1.7)	(4.6)
Restructuring charges	11.5	8.4	27.4	18.9
Impairment of equity method investment	—	—	—	2.3
Interest expense, net	2.2	3.9	6.1	10.7
Other expense, net	0.1	0.1	0.2	0.2

Less: Realized (losses) gains on settled derivative contracts	(0.4)	—	(3.6)	1.0
Less: Foreign currency exchange gains (losses)	0.4	(0.5)	(0.9)	4.3

Income from continuing operations before income taxes	$55.4	$87.1	$84.7	$180.8

(A)	Eliminations consist of intercompany sales between business segments, such as products sold to Service Experts by the Residential Heating & Cooling segment.

(B)	The Company defines segment profit and loss as a segment’s income or loss from continuing operations before income taxes included in the accompanying Consolidated Statements of Operations:
Excluding:
•	Gains and/or losses and other expenses, net except for gains and/or losses on the sale of fixed assets.

•	Restructuring charges.

•	Goodwill and equity method investment impairments.

•	Interest expense, net.

•	Other expense, net.
Less amounts included in (Gains) Losses and Other Expenses, net:
•	Realized gains and/or losses on settled derivative contracts.

•	Foreign currency exchange gains and/or losses.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	As of	As of
	September 30,	December 31,
	2009	2008
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$101.9	$122.1
Short-term investments	—	33.4
Accounts and notes receivable, net	387.3	363.4
Inventories, net	274.6	297.3
Deferred income taxes	9.5	24.2
Other assets	51.9	94.8

Total current assets	825.2	935.2
PROPERTY, PLANT AND EQUIPMENT, net	329.9	329.4
GOODWILL	253.1	232.3
DEFERRED INCOME TAXES	104.9	113.5
OTHER ASSETS, net	49.5	49.1

TOTAL ASSETS	$1,562.6	$1,659.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term debt	$5.6	$6.1
Current maturities of long-term debt	35.6	0.6
Accounts payable	279.7	234.1
Accrued expenses	315.4	331.5
Income taxes payable	—	3.7

Total current liabilities	636.3	576.0
LONG-TERM DEBT	159.9	413.7
POSTRETIREMENT BENEFITS, OTHER THAN PENSIONS	11.9	12.5
PENSIONS	101.7	107.7
OTHER LIABILITIES	75.3	91.0

Total liabilities	985.1	1,200.9
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.01 par value, 200,000,000 shares authorized, 85,193,639 shares and 84,215,904 shares issued for 2009 and 2008, respectively	0.9	0.8
Additional paid-in capital	831.9	805.6
Retained earnings	560.1	538.8
Accumulated other comprehensive loss	(24.5)	(98.8)
Treasury stock, at cost, 29,223,965 shares and 29,109,058 shares for 2009 and 2008, respectively	(790.9)	(787.8)

Total stockholders’ equity	577.5	458.6

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,562.6	$1,659.5

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures
(Unaudited, in millions, except per share and ratio data)
Reconciliation of Income From Continuing Operations to Adjusted Income From Continuing Operations

	For the Quarter Ended September 30, 2009
		Net Change in
		Unrealized
		Gains on Open
		Futures
		Contracts and
		Other Items,	Restructuring
	As Reported	Net	Charges	As Adjusted
NET SALES	$749.5	$—	$—	$749.5
COST OF GOODS SOLD	526.4	—	—	526.4

Gross Profit	223.1	—	—	223.1
OPERATING EXPENSES:
Selling, general and administrative expenses	158.4	—	—	158.4
(Gains) losses and other expenses, net[1]	(2.1)	1.4	—	(0.7)
Restructuring charges	11.5	—	(11.5)	—
Income from equity method investments	(2.4)	—	—	(2.4)

Operational income (loss) from continuing operations	57.7	(1.4)	11.5	67.8
INTEREST EXPENSE, net	2.2	—	—	2.2
OTHER EXPENSE, net	0.1	—	—	0.1

Income (loss) from continuing operations before income taxes	55.4	(1.4)	11.5	65.5
PROVISION FOR (BENEFIT FROM) INCOME TAXES	21.7	(0.6)	3.3	24.4

Income (loss) from continuing operations	$33.7	$(0.8)	$8.2	$41.1

EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS — DILUTED	$0.59	$(0.01)	$0.14	$0.72

Note: Management uses adjusted income from continuing operations, which is not defined by U.S. GAAP, to measure the Company’s operating performance and to analyze period-over-period changes in operating income with and without the effects of certain (gains) losses and other expenses, net, impairment of equity method investment and restructuring charges. Management believes that excluding these effects is helpful in assessing the overall performance of the Company.

[1]	(Gains) losses and other expenses, net include the following:

	For the Quarter Ended September 30, 2009
	Pre-tax	Tax (Benefit)	After-tax
	Loss (Gain)	Provision	Loss (Gain)
Realized losses on settled futures contracts	$0.4	$(0.2)	$0.2
Net change in unrealized gains on open futures contracts	(1.2)	0.5	(0.7)
Foreign currency exchange gain	(0.4)	0.1	(0.3)
Discount fee on accounts sold	0.1	—	0.1
Gain on disposal of fixed assets	(0.5)	0.2	(0.3)
Realized gain on marketable securities	(0.3)	0.1	(0.2)
Other items, net	(0.2)	0.1	(0.1)

(Gains) losses and other expenses, net	$(2.1)	$0.8	$(1.3)

	For the Quarter Ended September 30, 2008
		Net Change in
		Unrealized
		Losses on Open
		Futures
		Contracts and
		Other Items,	Restructuring
	As Reported	Net	Charges	As Adjusted
NET SALES	$959.9	$—	$—	$959.9
COST OF GOODS SOLD	690.6	—	—	690.6

Gross Profit	269.3	—	—	269.3
OPERATING EXPENSES:
Selling, general and administrative expenses	168.6	—	—	168.6
Losses (gains) and other expenses, net[2]	3.2	(2.7)	—	0.5
Restructuring charges	8.4	—	(8.4)	—
Impairment of equity method investment	—	—	—	—
Income from equity method investments	(2.0)	—	—	(2.0)

Operational income from continuing operations	91.1	2.7	8.4	102.2
INTEREST EXPENSE, net	3.9	—	—	3.9
OTHER EXPENSE, net	0.1	—	—	0.1

Income from continuing operations before income taxes	87.1	2.7	8.4	98.2
PROVISION FOR INCOME TAXES	32.3	1.0	2.2	35.5

Income from continuing operations	$54.8	$1.7	$6.2	$62.7

EARNINGS PER SHARE FROM CONTINUING OPERATIONS — DILUTED	$0.96	$0.03	$0.11	$1.10

[2]	Losses (gains) and other expenses, net include the following:

	For the Quarter Ended September 30, 2008
		Tax
	Pre-tax	(Benefit)	After-tax
	Loss (Gain)	Provision	Loss (Gain)
Net change in unrealized losses on open futures contracts	$2.8	$(1.0)	$1.8
Foreign currency exchange loss	0.5	(0.3)	0.2
Other items, net	(0.1)	—	(0.1)

Losses(gains) and other expenses, net	$3.2	$(1.3)	$1.9

	For the Year-to-Date Period Ended September 30, 2009
		Net Change in
		Unrealized
		Gains on Open
		Futures
		Contracts and
		Other Items,	Restructuring
	As Reported	Net	Charges	As Adjusted
NET SALES	$2,114.0	$—	$—	$2,114.0
COST OF GOODS SOLD	1,525.7	—	—	1,525.7

Gross Profit	588.3	—	—	588.3
OPERATING EXPENSES:
Selling, general and administrative expenses	477.8	—	—	477.8
(Gains) losses and other expenses, net[3]	(2.3)	6.2	—	3.9
Restructuring charges	27.4	—	(27.4)	—
Income from equity method investments	(5.6)	—	—	(5.6)

Operational income (loss) from continuing operations	91.0	(6.2)	27.4	112.2
INTEREST EXPENSE, net	6.1	—	—	6.1
OTHER EXPENSE, net	0.2	—	—	0.2

Income (loss) from continuing operations before income taxes	84.7	(6.2)	27.4	105.9
PROVISION FOR (BENEFIT FROM) INCOME TAXES	32.8	(2.3)	8.3	38.8

Income (loss) from continuing operations	$51.9	$(3.9)	$19.1	$67.1

EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS — DILUTED	$0.92	$(0.07)	$0.34	$1.19

[3]	(Gains) losses and other expenses, net include the following:

	For the Year-to-Date Period Ended September 30, 2009
		Tax
	Pre-tax	(Benefit)	After-tax
	Loss (Gain)	Provision	Loss (Gain)
Realized losses on settled futures contracts	$3.6	$(1.3)	$2.3
Net change in unrealized gains on open futures contracts	(6.4)	2.3	(4.1)
Foreign currency exchange loss	0.9	(0.5)	0.4
Discount fee on accounts sold	0.3	(0.1)	0.2
Gain on disposal of fixed assets	(0.6)	0.2	(0.4)
Realized gain on marketable securities	(0.3)	0.1	(0.2)
Other items, net	0.2	—	0.2

(Gains) losses and other expenses, net	$(2.3)	$0.7	$(1.6)

	For the Year-to-Date Period Ended September 30, 2008
		Net Change in
		Unrealized
		Losses on Open
		Futures		Impairment
		Contracts and		of Equity
		Other Items,	Restructuring	Method
	As Reported	Net	Charges	Investment	As Adjusted
NET SALES	$2,702.8	$—	$—	$—	$2,702.8
COST OF GOODS SOLD	1,967.7	—	—	—	1,967.7

Gross Profit	735.1	—	—	—	735.1
OPERATING EXPENSES:
Selling, general and administrative expenses	535.0	—	—	—	535.0
(Gains) losses and other expenses, net[4]	(4.8)	(0.7)	—	—	(5.5)
Restructuring charges	18.9	—	(18.9)	—	—
Impairment of equity method investment	2.3	—	—	(2.3)	—
Income from equity method investments	(8.0)	—	—	—	(8.0)

Operational income from continuing operations	191.7	0.7	18.9	2.3	213.6
INTEREST EXPENSE, net	10.7	—	—	—	10.7
OTHER EXPENSE, net	0.2	—	—	—	0.2

Income from continuing operations before income taxes	180.8	0.7	18.9	2.3	202.7
PROVISION FOR INCOME TAXES	68.9	0.2	5.9	—	75.0

Income from continuing operations	$111.9	$0.5	$13.0	$2.3	$127.7

EARNINGS PER SHARE FROM CONTINUING OPERATIONS — DILUTED	$1.89	$0.01	$0.22	$0.04	$2.16

[4]	(Gains) losses and other expenses, net include the following:

	For the Year-to-Date Period Ended September 30, 2008
		Tax
	Pre-tax	Provision	After-tax
	(Gain) Loss	(Benefit)	(Gain) Loss
Realized gains on settled futures contracts	$(1.0)	$0.4	$(0.6)
Net change in unrealized gains on open futures contracts	0.4	(0.1)	0.3
Foreign currency exchange gain	(4.3)	—	(4.3)
Gain on disposal of fixed assets	(0.2)	0.1	(0.1)
Other items, net	0.3	(0.1)	0.2

(Gains) losses and other expenses, net	$(4.8)	$0.3	$(4.5)

Reconciliation of Estimated Adjusted to GAAP Income per Share from Continuing Operations — Diluted

For the
Year Ended
December 31,
2009
ESTIMATED
Adjusted income per share from continuing operations — diluted	$1.65 – $1.70
Restructuring charges	(0.41)
Net change in unrealized gains on open futures contracts and other items, net	0.07

GAAP income per share from continuing operations — diluted	$1.31 – $1.36

Free Cash Flow

	For the	For the	For the	For the
	Quarter	Quarter	Year-to-Date	Year-to-Date
	Ended	Ended	Period Ended	Period Ended
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008
Net cash provided by operating activities	$130.6	$116.2	$213.3	$139.8
Purchase of property, plant and equipment	(12.3)	(15.8)	(33.9)	(38.3)

Free cash flow	$118.3	$100.4	$179.4	$101.5

Operational Working Capital

		September 30,		September 30,
		2009		2008
	September 30,	Trailing	September 30,	Trailing
	2009	12 Mo. Avg.	2008	12 Mo. Avg.
Accounts and Notes Receivable, Net	$387.3		$542.7
Asset Securitization	30.0		—
Allowance for Doubtful Accounts	20.4		18.5

Accounts and Notes Receivable, Gross	437.7	$422.0	561.2	$546.6

Inventories	274.6		351.3
Excess of Current Cost Over Last-in, First-out	72.5		73.8

Inventories as Adjusted	347.1	375.8	425.1	435.9

Accounts Payable	(279.7)	(258.3)	(347.0)	(334.0)

Operating Working Capital (a)	505.1	539.5	639.3	648.5

Net Sales, Trailing Twelve Months (b)	2,852.3	2,852.3	3,572.7	3,572.7

Operational Working Capital Ratio (a / b)	17.7%	18.9%	17.9%	18.2%

Note: Management uses free cash flow and operational working capital, which are not defined by U.S. GAAP, to measure the Company’s operating performance. Free cash flow and operational working capital are also two of several measures used to determine incentive compensation for certain employees.

Debt to Earnings Before Interest, Taxes, Depreciation and Amortization Expense (“EBITDA”) Ratio

Trailing
Twelve
Months to
September 30,
2009
Earnings before interest and taxes (“EBIT”) (a)	$161.9
Depreciation and amortization expense (“DA”) (b)	51.4

EBITDA (EBIT excluding DA) (a + b)	$213.3

Total debt at September 30, 2009 (c)	$201.1

Total debt to EBITDA ratio ((c / (a + b))	0.9

Reconciliation of EBIT to income from continuing operations before income taxes:
EBIT per above (non-GAAP)	$161.9
Losses and other expenses, net of gain on sale of fixed assets	5.8
Impairment of equity method investment	6.8
Restructuring charges	38.9
Other expenses, net	0.1
Interest expense, net	9.6

Subtotal	100.7
Less: Realized losses on settled futures contracts	(5.5)
Less: Foreign currency exchange losses	(2.0)

Income from continuing operations before income taxes (GAAP)	$108.2